Exhibit 6.4

STANDARD FORM OF OFFICE LEASE

The Real Estate Board of New York, Inc.

3/1/86

Agreement of Lease, made as of this 24th day of August, 2016, between

131 Sunnyside LLC having an address at 375 North Broadway, Jericho, New York 11753

party of the first part, hereinafter referred to as OWNER, and PAS Health Management Companies of NY, Inc. a New York corporation having an address at 150 Veterans Highway, Suite 1124, Commack, New York 11725 and Patient Access Solutions Inc. domestic corporation having an address at 150 Veterans Highway, Suite 1124, Commack, NY 11725** party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby ~~leases~~ from Owner

Suite 100 ** jointly and severally

in the building known as 131 Sunnyside Boulevard, Plainview, New York ~~in the Borough of~~ , ~~City of New York~~, for the term of 10 Years 3 Months

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the first day of the month in which delivery of possession of the Premises occurs and to terminate on the last day of the 122nd month following the month in which delivery of possession of the Premises occurs

both dates inclusive, at an annual rental rate of Two Hundred Seventy Five Thousand and 00/100 ($275,000.00) during the first year of the term and thereafter as provided in Rider B attached hereto

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby convenant as follows:

Rent 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy 2. Tenant shall use and occupy demised premises for medical office for treating autism and related medical conditions and incidental thereto sales office for medical and dental * financial processing services and for no other purpose.

Tenant Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense,* ~~by filing the bond required by law~~. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance and Repairs 4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's

*taking all necessary legal steps including filing such bonds as will be set by the Court to remove the mechanics lien.

STATUATORY NOTICE:

"NOTIFICATION OF TEST RESULTS The property has been tested for Contamination of indoor air: test results and additional Information are available upon request."

(Tests were conducted under the building of the subslab Air/soils. See Rider C-5.07 for details)

use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Property—Loss, Damage, Reimbursement, Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others ~~entrusted to employees of the building~~, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work.
If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions herof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain: 10. ~~If the whole or any part of the demised premises~~ shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's ~~entire interest in any such award~~.

Assignment, Mortgage, Etc.: 11: Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: ☞ 12. ~~Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto~~. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the

☞ Rider to be added if necessary

same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area: 14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under § 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced during such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid: or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required: then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's convenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency of any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additonal rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owners's agents have made any representations or promises with respect to the physical condition of the building, the land upon which

it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possesion of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counter-claim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.

Inability to Perform: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices: 28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners 29. ~~As long as Tenant is not in default under any of the~~ covenants of this lease, Owners shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises is serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense. RIDER to be added in re- ~~spect to rates and conditions for such additional service~~; ☞
(f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. ~~If the~~ building of which the demised premises are a part supplies ~~manually-~~operated elevator service, Owner at any time ~~may substitute~~ automatic-control elevator service and upon ten ~~days' written~~ notice to Tenant, proceed with alterations ~~necessary therefor~~ without in any wise affecting this lease or the obligation ~~of~~ Tenant hereunder. The same shall be done with a ~~minimum~~ of inconvenience to Tenant and Owner shall pursue the ~~alteration with due diligence~~.

Captions: 30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions: 31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

☞ Rider to be added if necessary.

* medium shall have the same force and effect as an original signature.

Adjacent Excavation—Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations 33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the ~~New York~~ sau nty office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security: 34. Tenant has deposited with Owner the sum of ☛ $46,493.34 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further convenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate 35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors and Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

☛ Space to be filled in or deleted.

See Section A-8.05 and Section A-8.06 (if included) in Rider A attached hereto.

SEE RIDERS ANNEXED HERETO CONTAINING ADDITIONAL LEASE PARAGRAPHS.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written. For the purposes of this Lease, use of a facsimile, email or other electronic *

Witness for Owner:

....

....

131 Sunnyside LLC

By .... CORP. SEAL

Lise Wilks, Managing Member

Patient Access Solutions Inc.

By: .... [L.S.]

Name: Bruce Weitzberg.. Title: President and CEO

and

PASHealth Management Companies of NY, Inc. CORP. SEAL

By: ....

Name: Bruce Weitzberg .... Title: President and CEO [L.S.]

ACKNOWLEDGMENTS

CORPORATE OWNER
STATE OF NEW YORK, ss.:
County of

On this day of , 19 , before me personaly came

to me known, who being by me duly sworn, did depose and say that he resides in :

that he is the of

the corporation described in and which executed the foregoing instrument, as OWNER: that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

....

CORPORATE TENANT
STATE OF NEW YORK, ss.:
County of

On this day of , 19 , before me personaly came ,

to me known, who being by me duly sworn, did depose and say that he resides in ;

that he is the of

the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

....

INDIVIDUAL OWNER
STATE OF NEW YORK, ss.:
County of

On this day of , 19 , before me personally came ,

to me known and known to me to be the individual described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that he executed the same.

....

INDIVIDUAL TENANT
STATE OF NEW YORK, ss.:
County of

On this day of , 19 , before me personally came ,

to me known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that he executed the same.

....

GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guaranty that Owner and the undersigned shall and do hereby waive trial by jury.

Dated New York City .... 19..........

WITNESS:

....

STATE OF NEW YORK,) ss.:
County of)

On this day of , 19 , before me

personally came ,
to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

....
Notary

....[L. S.]

Residence ....

Business Address ....

Firm Name ....

IMPORTANT - PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 P.M. in the case of services required on week days, and prior to 3:00 P.M. on the day prior in the case of after hours service required on weekends or on holidays.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Landord's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

Address

Premises

TO

STANDARD FORM OF

Office Lease

Dated 19

Rent per Year

Rent per Month

Term
From
To

Drawn by .... Checked by ....

Entered by .... Approved by ....

RIDER A

Provisions Of General Application

Tenant I.D.#025-203-0135-0004

Article A-1. Definitions

The following terms placed within quotations are used throughout this Lease with the respective definitions set forth below:

A-1.01 "Base Tax Liability" shall mean the Taxes set forth below for the respective calendar and/or fiscal year(s), if any, specified:

	Taxes	Calendar or Fiscal Year
(a)	County and Town Taxes:	2016
(b)	School Taxes:	2016/2017

A-1.02 "Building" shall mean any building of which the Premises are a part or which is included in its entirety in the Premises.

A-1.03 "Daily Late Charge" shall mean the daily sum of $25.00 and increased annually at the same percentage increase as Minimum Rent shall increase.

A-1.04 "Minimum Rent", "Fixed Rent", or "Fixed Minimum Rent" shall mean the annual rent specified in the preamble to this Lease, as increased in accordance with Article B-1.

A-1.05 "Landlord", "Owner" and "Lessor" are used inter-changeably in this Lease and shall all have the meaning given "Owner" in the printed form portion of this Lease.

A-1.06 Intentionally Omitted.

A-1.07 (a) "Minimum Insurance Coverage" shall mean the limits designated below for the corresponding types of insurance:

Insurance Limit -	(All limits specified herein are subject to change by Landlord if the underlying limit of Landlord's blanket policy shall increase.)
Public Liability	$2,000,000.00 annual aggregate, $1,000,000.00 per occurrence, written on an industry standard form.
Contents	Full Replacement Value Coverage

(b) "Monthly Insurance Payment" shall mean the monthly sum of $30.00, or such increased amount which shall result from any recomputation thereof under Section A-5.02.

A-1.08 "Monthly Tax Payment" shall mean the monthly sum of $150.00, or such increased amount which shall result from any recomputation thereof under Section A-4.02.

A-1.09 "Monthly Water Charge" shall mean the monthly sum of $150.00.

A-1.10 "Premises" and "Demised Premises" are used inter-changeably in this Lease and mean the property leased to Tenant as described in the preamble to this Lease.

A-1.11 "Property" shall mean the entire real estate of which the Premises are a part, including, without limitation, all land, buildings, parking facilities (existing or hereafter acquired, whether or not the same are contiguous to the Building) and the

Premises.

A-1.12 (a) "Principals of Tenant" shall mean all persons and/or entities who own, directly or indirectly, ten percent or more of the beneficial ownership of Tenant, whose names, titles, addresses and home telephone numbers are set forth below:

Name and Title	Address	Home Telephone
Bruce Weitzberg	150 Veterans Highway Suite 1124 Commack, New York 11725	(631)241-9404

(b) Tenant designates the following individual(s) as the person(s) to whom all notices, communications and correspondence pertaining to this Lease should be directed:

Name and Title	Business Address	Business Telephone
Bruce Weitzberg	150 Veterans Highway Suite 1124 Commack, New York 11725	(631)241-9404

However, after delivery of possession of the Premises
131 Sunnyside Boulevard, Suite 100
Plainview, New York 11803

Landlord, at its option, may direct any notice to Tenant under this Lease to the Premises, or, if the preamble to this Lease refers to another office of Tenant, to such office. If more than one individual is enumerated above, Landlord's service of notice upon any one or more of them shall satisfy Landlord's notice obligations under this Lease.

A-1.13 "Rent" shall mean all amounts payable by Tenant under this Lease, including, without limitation, all Minimum Rent, real estate tax payments, insurance payments and utility, maintenance and late charges.

A-1.14 "Rent Commencement Date" shall mean 90 days after delivery of possession of the Premises to Tenant. In the event the Rent Commencement Date is other than the first day of a calendar month, then the Rent for the partial calendar month at the beginning of the Term shall be prorated and paid on the Rent Commencement Date.

A-1.15 "Rentable Square Footage" shall mean approximately 12,500 square feet, and is subject to adjustment by Landlord.

A-1.16 "Taxes" shall mean any and all taxes, payment in lieu of taxes (sometimes referred to as PILOT payments), assessments, sewer and water rents, rates and charges, license fees, impositions, liens, fees, interest, penalties and all other municipal and governmental charges of any nature whatsoever (except only inheritance and estate taxes and income taxes not herein expressly agreed to be paid by Tenant), whether general or special, ordinary or extraordinary, foreseen or unforeseen, which may presently or in the future become due or payable or which may be levied, assessed or imposed by any taxing authority on or with respect to all or any part of the Property, or upon the estate or interest of Landlord in the Property or any part thereof, including, without limitation, all taxes and assessments for improving any streets, alleys, sidewalks, sidewalk vaults and alley vaults, if any and all costs and fees (including reasonable attorneys' and appraisers' fees) incurred by Landlord in contesting Taxes and negotiating with the public authorities as to the same.

A-1.17 "Tenant" and "Lessee" are used interchangeably in this Lease and shall be deemed to mean the person or entity described in the preamble to this Lease as having leased the Premises from Landlord, and any permitted successor to Tenant's

interest hereunder.

A-1.18 "Tenant's Proportionate Share" shall mean 26.33 percent and is subject to adjustment by Landlord

A-1.19 Tenant's federal taxpayer identification number for PAS Health Management Companies NY, Inc. is 47-5216833 and for Patient Access Solutions Inc. is 46-1050258

A-1.20 "Term" shall mean the period for which Tenant shall have leased the Premises from Landlord hereunder as stated in the preamble to this Lease.

Article A-2. Rent

A-2.01 Tenant's obligation to pay the Minimum Rent shall begin on the Rent Commencement Date. All other items of Rent, including the Monthly Water Charge, if any, the Monthly Tax Payment, if any, the Monthly Insurance Payment, if any, the Monthly Maintenance Amount, if any, and the Monthly Utility Charge, if any, shall commence on the delivery of possession of the Premises to Tenant. Tenant further acknowledges delivery of possession by its acceptance of keys from Landlord.

Landlord may apply any payment by Tenant of Rent hereunder against any item(s), or portion(s) thereof, of Rent then remaining unpaid and any designation by Tenant as to the application of amounts paid by Tenant under this Lease shall not bind Landlord in any manner whatsoever.

A-2.02 If Tenant shall fail to pay Rent, in whole or in part, on or before the fifth day of any month during which the same shall become due, Tenant shall pay Landlord late charges computed by multiplying the Daily Late Charge by the number of days from the first day of such month through the date on which Tenant pays such Rent in full. Tenant shall become liable for the payment of separate late charges for each amount of Rent which remains unpaid. All late charges shall be deemed Rent and be payable by Tenant as they accrue, and Landlord shall have all rights with respect to the non-payment of late charges as Landlord has with respect to the non-payment of all other Rent due hereunder. Landlord's demand for and collection of late charges shall not be deemed a waiver of any remedies that Landlord may have under this Lease by summary proceedings or otherwise. Rent shall be deemed received (a) when delivered to Landlord, if Tenant's representative shall personally deliver the same to Landlord's office, or (b) on the date of the official U. S. Postal Service postmark stamped on the envelope in which the Rent is enclosed, if Tenant shall mail the same to Landlord.

A-2.03 If Tenant shall fail to vacate and surrender the Premises on the last day of the Term, Tenant, at Landlord's option, shall be deemed a month-to-month tenant and shall pay Landlord monthly rent at a rate equal to 300% of the Rent payable during the last month of the Term, subject to all of the other terms of this Lease insofar as they apply to a month-to-month tenancy. The application of this Section shall under no circumstances be deemed to establish a month-to-month or other form of tenancy in favor of Tenant.

A-2.04 If Landlord shall institute summary proceedings for the non-payment of Rent and/or a holdover proceeding, Tenant shall pay Landlord's attorneys' fee. Such fee shall be deemed Rent and Landlord, at its option, may include such amount in said proceedings as an unpaid item.

A-2.05 Landlord's acceptance of Rent from any person or entity other than Tenant shall not be deemed to establish a tenancy of any nature with such party unless Landlord shall so elect in writing, nor shall the same relieve Tenant from any of its obligations under this Lease.

Article A-3. Indemnification

A-3.01 Tenant agrees to indemnify and hold harmless Landlord from and against any loss, cost, liability and expense of any nature whatsoever, including reasonable attorneys' fees and disbursements, which may arise in connection with Tenant's failure to surrender the Premises upon the expiration of the Term, including any claims by any succeeding tenant.

Article A-4. Real Estate Taxes and Assessments

A-4.01 If in any year during the Term any Taxes shall exceed the Base Tax Liability, Tenant shall pay as Rent in accordance with Section A-4.02 Tenant's Proportionate Share of the excess. If the Base Tax Liability for any Taxes shall at any time be reduced as a result of appropriate proceedings or otherwise, Landlord shall give Tenant notice of the amount by which any tax payments previously made by Tenant were less than the tax payments required to be made under this Article, and Tenant shall pay the amount of the deficiency within ten days after Landlord's bill therefor.

A-4.02 Tenant shall pay on the first day of each and every month during the first year of the Term, in advance, the Monthly Tax Payment. If at the end of the first lease year of the Term the total tax payments made by Tenant shall be less than the actual Taxes payable hereunder by Tenant for said year, Tenant shall pay the deficiency to Landlord upon demand. If such payments shall exceed the said actual Taxes, the excess shall be credited toward the Monthly Tax Payment next coming due. At the end of the first lease year of the Term, Landlord shall recompute the Monthly Tax Payment required to be made by Tenant during the second lease year of the term, said payments to be one-twelfth (1/12) of the total amount of the Taxes Tenant was required to pay during the first lease year of the Term.

A like procedure shall be followed for each succeeding lease year. Notwithstanding the foregoing, if at any time during any lease year Landlord shall determine that the Monthly Tax Payment will be insufficient to pay the Taxes as they come due, Landlord may, at its election, require Tenant to pay the amount of the deficiency in one payment or increase the Monthly Tax Payment.

In lieu of Landlord requiring Tenant to pay Taxes in the manner hereinabove set forth, Landlord may elect to require Tenant to pay Landlord Taxes within ten days after Landlord shall deliver to Tenant a demand thereof. Each such notice shall be accompanied by a copy of the appropriate tax bill.

A-4.03 Landlord's failure to deliver to Tenant a statement showing Tenant's liability for additional Taxes for any year during the Term under Section A-4.02 above shall neither prejudice nor waive Landlord's right to deliver any such statement for any subsequent year or include in said statement an amount of Rent due from Tenant for any increase in Taxes during a previous year in which Landlord did not provide Tenant with any such statement. Tenant's obligation to pay Rent under Section A-4.02 with respect to the last year of the Term shall survive the expiration of the Term.

A-4.04 Tenant shall in all events pay the full amount of any increases in Taxes which may result from any improvements made by or on behalf of Tenant. Taxes shall be apportioned at the commencement and expiration of the Term.

Article A-5. Insurance

A-5.01 Tenant acknowledges that Landlord maintains a blanket "all-risk" property insurance policy ("Landlord's Policy") which covers substantially all buildings and improvements owned

from time to time by Landlord and all Rent due under all lease agreements pertaining to such buildings and improvements. Landlord's Policy provides protection against all risks and hazards as may from time to time be insurable thereunder, including, without limitation, fire, vandalism, malicious mischief, sprinkler leakage, boilers and machinery and extended coverage type perils and public liability, personal and bodily injury and property damage. Landlord's Policy provides full replacement coverage, as the same may be determined from time to time.

If the premium for including the Premises under Landlord's Policy shall at any time during the Term increase over such premium in effect on the date of this Lease, Tenant shall pay as Rent in accordance with Section 5.02 Tenant's Proportionate Share of each such increase.

Tenant acknowledges that Landlord's Policy provides for a deductible in the event of an occurrence and submission of a claim. Tenant agrees that if any loss or damage to the Premises covered by Landlord's Policy shall occur, Tenant shall pay as Rent the lesser of (a) the repairs required to be made in the Premises or (b) Tenant's allocable portion of the deductible, prorated among Tenant and such other tenants in the Building whose space was also affected by the occurrence in the same ratio as the rentable square footage of their respective premises bears to the total rentable square footage of all premises in the Building affected by such occurrence.

Tenant acknowledges that Landlord's Policy is solely the property of Landlord, and that all rights and benefits thereunder shall accrue exclusively to Landlord or its designee. Further, Tenant agrees that it acquires no rights of any nature with respect to Landlord's Policy and the benefits and rights thereunder, whether by virtue of any theory of constructive trust or otherwise.

A-5.02 (a) Tenant shall pay on the first day of each and every month during the first year of the Term, in advance, the Monthly Insurance Payment. If at the end of the first lease year of the Term the total of such insurance payments made by Tenant shall be less than the total actual amount of insurance payable under Article A-5 by Tenant for said year, Tenant shall pay the deficiency to Landlord upon demand. If such payments shall exceed said total actual amount of insurance, the excess shall be credited toward the Monthly Insurance Payment next coming due. At the end of the first lease year of the Term, Landlord shall recompute the Monthly Insurance Payment required to be made by Tenant during the second lease year of the Term, said payments to be one-twelfth (1/12) of the total actual amount of insurance premiums which Tenant was required to pay under Article A-5 during the first lease year of the Term. A like procedure shall be followed for each succeeding lease year. Notwithstanding the foregoing, if at any time during any lease year Landlord shall determine that the Monthly Insurance Payment will be insufficient to pay Tenant's share of the insurance premiums as they come due, Landlord may, at its election, require Tenant to pay the amount of the deficiency in one payment or increase the Monthly Insurance Payment. Insurance payments under this Section shall be apportioned at the commencement and expiration of the Term.

In lieu of Landlord requiring Tenant to pay its share of insurance premiums in the manner hereinabove set forth, Landlord may elect to require Tenant to pay Landlord the total actual amount of such premiums within ten days after Landlord shall deliver to Tenant a demand therefor.

(b) Landlord's failure to deliver to Tenant a statement showing Tenant's liability for additional insurance premiums for any year during the Term under Section A-5.02 shall neither prejudice nor waive Landlord's right to deliver any such statement for any subsequent year or include in said statement an amount of

Rent due from Tenant for any increase in insurance premiums during a previous year in which Landlord did not provide Tenant with any such statement. Tenant's obligation to pay Rent under Section A-5.02 with respect to the last year of the Term shall survive the expiration of the Term.

A-5.03 Tenant shall obtain and maintain in full force and effect during the Term (a) Public Liability Insurance on an occurrence basis written on a Comprehensive General Liability Basis, including Premises/Operations, Independent Contractor's Liability, Products/Completed Operations Liability, Water Damage Legal Liability, Sprinkler Leakage Legal Liability and a Broad Form Comprehensive General Liability Endorsement, covering occurrences in or about the Premises, with no deductible, (b) a Plate Glass Policy covering all plate glass in and about the Premises, if any, and (c) insurance against loss of or damage to Tenant's property and fixtures on or about the Premises by fire and such other risks and hazards as are insurable under the latest available standard form of policy for "all-risk" property insurance, providing full replacement value coverage. All such insurance shall be written with limits not less than the Minimum Insurance Coverage or any increased limits Landlord may from time to time reasonably require. All policies shall be written as primary coverage, not contributing with, nor in excess of, coverage that Landlord may carry. All insurance maintained by Tenant under this Section shall name Landlord and its agents as additional insureds as respects the improvements and betterments of the Premises and the Property and all insurance maintained by Tenant under (a) and (b) of this Section shall be issued in the names and for the benefit of Landlord, Landlord's principals, Landlord's managing agent, Tenant and, at Landlord's request, its mortgagee and ground lessor, as their respective interests may appear. All insurance procured by Tenant shall name Landlord as loss payee as respects the improvements and betterments of the Premises and the Property.

A-5.04 ON OR BEFORE THE DATE TENANT IS GIVEN KEYS TO THE PREMISES, Tenant shall deliver to Landlord certificates for the insurance specified in Section A-5.03, together with proof of payment of the premium for the same; all certificates required to be delivered to Landlord under this Lease as provided above and thereafter from time to time for the insurance specified in (a) and (b) of Section A-5.03 shall name Landlord, Landlord's principals, Landlord's managing agent and, at Landlord's request, its mortgagee and ground lessor, as their respective interests may appear, as an additional named insured, and shall state unequivocally that such policy shall not be cancelled or changed in any manner without sixty (60) days prior written notice to Landlord. Tenant shall renew or replace the same and shall deliver to Landlord certificates for all such renewals and replacements, at least thirty days before such policies, or any renewal or replacement policies, expire. All such insurance shall be issued by insurance companies having a Best's rating of at least A+/XV and licensed to do business in the State of New York and authorized to issue such policies. If Tenant shall fail to procure, place and/or maintain any such insurance and/or pay any and all premiums and charges therefor, Landlord may (but shall not be obligated to) do so and in such event Tenant shall pay the amount thereof, plus an administrative charge equal to ten percent of such amount, as Rent to Landlord on demand.

Tenant shall promptly deliver to Landlord a certificate for each endorsement to the aforementioned insurance permitted under this Lease, and a certificate naming Landlord, Landlord's principals, Landlord's managing agent, Tenant and, at Landlord's request, its mortgagee and ground lessor, as their respective interests may appear as an additional named insured for each separate or additional policy of insurance otherwise maintained by Tenant with respect to the Premises.

A-5.05 Tenant shall have included in each policy of insurance it is required to obtain and maintain under this Lease,

as well as all other insurance policies pertaining to the Premises, Tenant's operation in the Premises and/or Tenant's fixtures and property in the Premises, a waiver of the insurer's right of subrogation against Landlord.

A-5.06 Tenant's policies of insurance shall include the waiver of subrogation or agreement or permission to release liability referred to in Section A-5.05 and Tenant hereby waives any right of recovery against Landlord, its employees, agents or contractors, for any loss occasioned by any insured casualty.

A-5.07 Each policy of insurance which Tenant is required to maintain under this Lease shall clearly specify by endorsement that (a) such policy may not be cancelled or changed in any manner which affects Landlord's interest thereunder without sixty days' prior written notice to Landlord by certified or registered mail, return receipt requested, (b) the policy is taken out at the request of Tenant, which is responsible for all premiums on said policy. Further, each policy of insurance maintained by Tenant under (a) and (b) of Section A-5.03 shall clearly specify by endorsement that Landlord is an additional named insured under such policy.

A-5.08 In the event of any loss or damage in or about the Premises which constitutes a loss, damage, casualty or other occurrence covered by insurance maintained by Tenant under this Lease or Landlord under Section A-5.01, Tenant immediately shall give Landlord notice of such loss or damage by certified mail, return receipt requested.

Article A-6. Alterations: Removal By Tenant

A-6.01 All alterations to the Premises of any nature whatsoever ("Alterations") are subject to Article 3 of this Lease and the following requirements:

(a) Prior to the commencement of any Alterations, Tenant shall submit to Landlord, for Landlord's written approval, plans and specifications (to be prepared by and at the expense of Tenant) showing the proposed Alterations in detail satisfactory to Landlord, including a CAD version of same. No Alterations shall begin until Landlord shall have approved such plans and specifications, in writing, and Tenant shall have delivered to Landlord certificates for all insurance Tenant is required to maintain under this Lease in connection with making Alterations. Tenant shall make all approved Alterations at its own expense, in accordance with the plans and specifications therefor approved by Landlord and then only by contractors and mechanics approved by Landlord. No amendments or additions shall be made to any plans and specifications for Alterations approved by Landlord without Landlord's prior written consent;

(b) The Alterations will not result in a violation of or require a change in any certificate of occupancy covering the Premises or the Building;

(c) The character, outside appearance, usefulness and/or rentability of the Premises or the Property or any part thereof, shall not be affected in any way, and such Alterations shall not, in the sole opinion of Landlord, weaken or impair (temporarily or permanently) the structure or lessen the value or cubic content of the Building, either during the making of such Alterations or upon their completion;

(d) No part of the Property other than the Premises shall be physically affected. Without limiting the generality of the foregoing, Tenant shall not, without Landlord's specific prior written consent, cause to be made, constructed, erected, installed or otherwise placed through, on or about the exterior walls or the roof of the Building any holes, vents, windows, fans, pipes, ducts, doors, machinery, equipment, appliances (including, without limitation, air conditioning unit(s)), television or radio antenna

or other tangible objects of any nature whatsoever;

(e) The proper functioning of the Building's equipment, in the sole opinion of Landlord, shall not be adversely affected;

(f) Upon completion of any Alterations (excluding mere decorations), Tenant shall deliver to Landlord a copy of "as-built" plans for such Alterations, including a version in CAD format;

(g) Tenant shall not perform Alterations in any manner which for any reason whatsoever would, in Landlord's opinion, interfere or conflict with work being performed by contractors or laborers then engaged in the Building or would in any way disturb the management, operation or maintenance of the Building or any part thereof;

(h) No approval by Landlord of Alterations to be made by Tenant shall in any way be deemed to be an agreement by Landlord that such Alterations comply with applicable legal or insurance carrier requirements. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to Tenant, and that no mechanic's or other lien for such labor or materials shall attach to or affect any interest of Landlord;

(i) Throughout the performance of Tenant's Alterations, Tenant, at its expense, shall carry, or cause to be carried by Tenant's contractors and subcontractors all insurance, including without limitation, that required by Articles A-1.07 and A-5.03 of this Lease or as otherwise may be required by law. Tenant shall furnish Landlord with copies of the insurance policies required hereunder or certificates thereof that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations;

(j) All work to be performed other than Landlord's Work shall be performed by Tenant using union labor, if required by Landlord, at Tenant's sole cost and expense; and

(k) In connection with all work to be performed in and for the Demised Premises, Tenant shall file all drawings, plans and specifications, pay all fees and obtain all permits and applications from the Building Department, the Department of Labor and any other authorities having jurisdiction; and Tenant shall obtain a Certificate of Occupancy and all other approvals required for Tenant to use and occupy the Demised Premises and to open for business to the public. If Tenant shall delay in obtaining a Certificate of Occupancy for the Demised Premises, Landlord, at Tenant's cost and expense, may attempt to obtain such Certificate of Occupancy and Tenant shall cooperate with Landlord (including the signing of any necessary forms or applications) in connection with such efforts. Tenant shall reimburse Landlord, as additional rent, for any costs incurred in obtaining such Certificate of Occupancy.

(l) Tenant shall submit its requirements for any and all Tenant work to Landlord and Landlord shall submit a written proposal to Tenant to have Landlord's agent or contractor perform the work at Tenant's cost as outlined. Tenant may obtain proposals from other contractors, however, Landlord reserves the right to review said proposals and have the work performed at a competitive price. Any work that Tenant authorizes the Landlord or Landlord's agent to perform will be at the sole cost and expense of the Tenant. Tenant will execute a Work Authorization Form prepared by Landlord and issue a check for the full amount of the cost of such work prior to Landlord having any such work performed.

A-6.02 Pursuant to Article 3 of this Lease, Landlord hereby elects to require Tenant to remove its installations in the Premises prior to the expiration of this Lease, at Tenant's sole

expense. The foregoing election is not irrevocable and Landlord reserves the right at any time and from time to time by notice to Tenant to void the same and assume the ownership of Tenant's installations in accordance with Article 3 hereof, or reinstitute said election.

Article A-7. Acceptance and Occupancy of the Premises

A-7.01 Landlord makes no representations as to the condition of the Premises. Tenant represents that it has inspected the Premises and agrees to accept the same "as is" except for the substantial completion of Landlord's Work.

A-7.02 The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises so occupied and the Property were in good and satisfactory condition at the time such occupancy was so taken and that the Premises were substantially as shown on Exhibit A, if any.

A-7.03 Landlord shall not be required to provide Tenant with possession of or keys to the Premises until Tenant shall have delivered to Landlord certificates of insurance as required under Section A-5.03 of this Lease. Landlord's refusal to grant Tenant occupancy of the Premises in accordance with the foregoing shall not be a defense of Tenant against its obligation to pay Rent.

Article A-8. Security Deposit

A-8.01 Landlord shall deposit all security under this Lease in an interest bearing account. All interest earned on the security hereunder (less Landlord's administration fee under Section A-8.02) shall be added to the then existing security and constitute additional security and be disposed of in the manner set forth in the Article of this Lease captioned "Security". Tenant's rights under this Lease to its security deposit may not be assigned, transferred, pledged, mortgaged or otherwise encumbered by Tenant, and any attempt by Tenant to do so shall be void and of no effect.

A-8.02 Landlord shall retain an annual administration fee with respect to the security under this lease equal to one (1%) per cent per annum upon the security money so deposited. If the annual administration fee payable to Landlord hereunder at any time exceeds the amount permissible under applicable laws or if the fee is less then the amount permissible under applicable law, then such fee shall be the amount legally prescribed.

A-8.03 If at any time or times during the Term the amount of security (excluding any portion thereof which shall be accrued interest) then held by Landlord shall be less than two(2) months' installments of Minimum Rent, Taxes and, if Tenant is required to pay insurance and any other item of Rent in monthly installments, insurance and such other items of Rent, all at the then current rates hereunder, whether due to an increase in Rent or Landlord's application of all or part of the security in accordance with this Lease, Tenant shall deposit with Landlord an additional sum so that the security on deposit with Landlord shall then equal such two(2) months' installments in the aggregate.

Tenant shall make such payment no later than the payment due date of any increase in Rent, or, in the case of Landlord's application of security as aforesaid, within five days after Landlord's demand. Landlord shall have the same rights and remedies in the event of Tenant's failure to deposit with Landlord any security required under this Lease as Landlord has with respect to the non-payment of any other items of Rent.

A-8.04 Intentionally Omitted.

A-8.05 At no time shall security, or any part thereof, be

permitted to be used by Tenant toward the payment of its Rent or other obligations under this Lease.

A-8.06 Tenant agrees that upon the return of its Security Deposit less any appropriate setoffs and/or deductions by Landlord, Tenant shall waive any and all rights and/or claims against Landlord that Tenant has failed to assert in writing within thirty (30) days of the expiration of the Lease term.

Article A-9. Brokerage

A-9.01 Landlord and Tenant each represent to the other that the parties negotiated directly with each other and no broker or any other person or firm which by law might be entitled to a commission was involved in this leasing transaction. Tenant agrees to indemnify Landlord against all claims, liabilities and expenses (including, without limitation, reasonable attorneys fees and disbursements) arising out of any inaccuracy or alleged inaccuracy of Tenant's representation above.

Article A-10. Sewers & Sanitary Disposal Systems

A-10.01 If the Premises shall be connected to a sanitary disposal system for Tenant's exclusive use, Tenant shall be required to maintain, repair and replace the same at its sole cost and expense, and shall not be required to share in the expense of maintaining any other sanitary disposal system unless Tenant shall also use such other system.

A-10.02 If the Building shall not be connected to the street sewer line, Landlord, at its option, may perform all work necessary to so connect the Building. Landlord and Tenant shall share the cost of such work, including, without limitation, the costs of resurfacing and repaving. The portion of such cost for which Tenant shall be responsible and shall pay to Landlord on demand shall equal Tenant's Proportionate Share of the amount obtained by multiplying said cost by a fraction, the numerator of which shall be the number of months remaining in the Term including and after the month in which such work was commenced, the denominator of which shall be 123 months.

A-11.01 Tenant shall not permit any unusual, excessive or noxious noise, vibration, odor or other annoying condition to emanate from the Premises. Within five days of Landlord's notice to Tenant, Tenant shall install or institute, at its sole cost and expense, control devices or procedures to eliminate such condition(s). Tenant's failure to eliminate the same within such five day period shall be deemed a material default of a substantial obligation of Tenant.

Article A-12. Easements; Reservation of Rights

A-12.01 Landlord reserves the right to create and grant on or about the Premises utility easements in the form required by any utility company, whether public or private, in order to furnish utility services to the Premises or to any other premises.

A-12.02 Unless the Premises constitute the entire Building, Landlord reserves the right to place in, under, over or through the Premises pipes, wires, lines and facilities serving other areas of the Property, provided that Landlord shall only do so in a manner which does not unreasonably interfere with Tenant's conduct of its business in the Premises.

Article A-13. Non-Liability and Indemnification

A-13.01 Neither Landlord nor Landlord's principals, officers, directors, agents or employees (individually and collectively, the "Landlord Group") shall be liable to Tenant, its principals, officers, directors, agents or employees (individually

and collectively, the "Tenant Group"), and Tenant shall save the Landlord Group harmless from any loss, liability, claim and/or expense (including, without limitation, reasonable attorneys' fees and disbursements) arising from or in connection with any injury to the Tenant Group, its contractors, licensees or invitees, any interruption of Tenant's business, or for damage to, or loss (by theft or otherwise) of, any property and/or fixtures of every kind, regardless of the cause thereof, unless the same shall be proximately caused by the sole negligence of Landlord for which Landlord is legally liable. Notwithstanding the foregoing, (a) Tenant immediately shall notify Landlord of any claim against Landlord, (b) the Landlord Group shall not be liable for any loss, damage or expense whatsoever to the extent of Tenant's insurance coverage therefor and (c) Tenant shall first seek reimbursement for any such loss, damage or expense against its insurance carrier.

A-13.02 Tenant indemnifies and shall hold harmless the Landlord Group from and against any and all loss, liability, claim and/or expense (including, without limitation, reasonable attorneys' fees and disbursements) in connection with or arising from (a) any default by Tenant under this Lease, (b) Tenant's use or occupancy of the Premises and/or any acts, omissions or the negligence of the Tenant Group in or about the Premises, including, without limitation, sidewalks, if any, adjoining the Premises. Tenant shall pay to Landlord as Rent an amount equal to all such losses, liabilities, claims and expenses within five days after Landlord's rendition to Tenant of bills or statements therefor.

A-13.03 If Tenant's use of the Premises shall be enjoined or prohibited, provided the same shall not have resulted from any act or omission by or on behalf of Tenant or use of the Premises in any manner other than as is permitted under this Lease, Tenant shall have the right to elect to terminate this Lease upon written notice to Landlord setting forth the date of termination, and such right shall be Tenant's sole available remedy against Landlord in connection therewith.

A-13.04 Notwithstanding anything in this Lease to the contrary, the Landlord Group shall have no personal liability under or with respect to this Lease and the liability of the Landlord Group in connection with this Lease is limited solely to Landlord's equity interest in the Property. Under no circumstances whatsoever shall Landlord be liable to Tenant in connection with this Lease for consequential or special damages.

Article A-14 Corporate Tenant, Limited Liability Tenant and Partnership Tenant

A-14.01 If Tenant is a corporation or a limited liability company, as a condition to the making of this Lease, Tenant shall within twenty days from the date of execution of this Lease deliver to Landlord a duly authorized resolution of the Board of Directors of Tenant, in case of a corporate tenant or a resolution of the Members of Tenant, in case of a limited liability company tenant, ratifying and approving the terms and provisions of this Lease and in both cases, in form reasonably satisfactory to Landlord. Tenant represents that the ownership of and/or power to vote its entire outstanding capital stock of a corporate tenant or membership interests of a limited liability company tenant is vested and/or owned beneficially by the officer(s), in the case of a corporate tenant or member(s), in the case of a limited liability company tenant, executing this Lease and members of his or their immediate family.

A-14.02 If Tenant is a partnership, or is comprised of two or more persons, individually or as co-partners of a partnership (individually and collectively, the "Partnership Tenant"), the following provisions shall apply to the Partnership Tenant: (i) Tenant represents that the ownership of and/or power to control a majority in interest of Tenant is vested and/or owned beneficially

by the individual(s) executing this Lease and members of his or their immediate family, (ii) the liability of each of the parties comprising Partnership Tenant shall be joint and several, (iii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications of this Lease which may hereafter be made and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, (iv) any bills, statements, notices, demands, requests, service of process, or other communication given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, (v) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (vi) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (v) of this paragraph).

If there shall occur without Landlord's prior written consent, whether by operation of law or otherwise (including, without limitation, merger, consolidation and dissolution), any (a) transfer of Tenant's interest in this Lease, (b) if Tenant is a corporation, change in the ownership of and/or power to vote a majority of the outstanding capital stock of Tenant or (c) if Tenant is a partnership, or limited liability company or other association, any change in the beneficial ownership of and/or power to control a majority in interest of Tenant, then Landlord may terminate this Lease upon thirty days' notice to Tenant.

Article A-15. Rent Control

A-15.01 If at the commencement of, or at any time(s) during the term of this Lease, the Rent shall not be fully collectible by reason of any Federal, State, County or local law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, Tenant shall enter into such agreement(s), and take such other lawful steps (without additional expense to Tenant), as Landlord may request to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (but not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the term of this Lease, (a) the Rent shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the Rent which would have been paid pursuant to this lease but for such legal rent restriction less (ii) the Rent paid by Tenant to Landlord during the period(s) such legal rent restriction was in effect.

Article A-16. Tenant Defaults

A-16.01 Tenant agrees that in the event that Landlord shall commence a Summary Proceeding for non-payment of Rent to be paid by Tenant pursuant to the terms of this Lease, Tenant will not interpose any counterclaim or set-off of any nature whatsoever. If Tenant shall be evicted from or vacate the Premises or this Lease shall be terminated prior to its expiration

as a result of Tenant's failure to perform any obligation hereunder, without limiting Landlord's other remedies under this Lease or at law, (a) if Landlord shall relet the Premises, Tenant shall remain liable for any deficiency in Rent which Landlord does not receive from the succeeding tenant and shall not be entitled to any excess Rent which Landlord may receive from such tenant, (b) Tenant shall reimburse Landlord as Rent for the cost of preparing the Premises for Tenant's occupancy, including, without limitation, Landlord's Work, if any, and all carpentry, electrical, HVAC, plumbing and painting work, (c) Tenant shall pay to Landlord the amount of any rent concession under this Lease, including, without limitation, the Rent, if any, which Tenant was not required to pay at the commencement of the Term, and (d) Tenant shall pay to Landlord all marketing costs and brokerage fees.

A-16.02 If Tenant shall default in the performance of any covenant, term or provision of this Lease, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant, without notice in a case of emergency or if Landlord may be subject to any civil or criminal liability, and in any other case if such default shall continue for ten days after the date Landlord shall have given written notice to Tenant of its intention to do so. Landlord shall furnish Tenant with a bill for any costs and expenses Landlord may incur in so performing for Tenant's account, and Tenant shall pay as Rent the amount shown on each such bill within ten days after the same is sent by Landlord to Tenant.

A-16.03 Landlord's acceptance of a check, draft or any other instrument from Tenant in the payment of Rent is solely a consideration to Tenant. If (a) any check delivered to Landlord in payment of Rent hereunder shall be returned to Landlord for any reason whatsoever, including, without limitation, insufficient or deposited but uncollected funds, or (b) Landlord commences summary proceedings against Tenant for the non-payment of Rent or otherwise institutes any proceedings against Tenant as a result of Tenant's default hereunder, or (c) Tenant pays Rent after the tenth day of any month, Landlord may require Tenant to pay Rent by cash or bank certified check only.

A-16.04 (a) Notwithstanding any provision(s) in this Lease to the contrary, the parties acknowledge and agree that (i) the Premises are demised under this Lease for a minimum aggregate Rent (subject to such increases and other costs as provided throughout this Lease) of $3,215,811.06 for the entire Term, payable upon the execution of this Lease, (ii) the terms of this Lease which provide for the payment of Rent in installments are solely for the convenience of Tenant, and (iii) upon the default in the payment of Rent in installments as aforesaid, then the full aggregate Rent hereby reserved for the entire Term then remaining unpaid shall immediately become due and payable without notice or demand.

(b) If Tenant shall default (i) in the timely payment of Rent and such default shall continue or be repeated for three consecutive months or for a total of four months in any period of twelve months, or (ii) in the performance of any particular term, condition or covenant of this Lease more than six times in any period of six months, then, notwithstanding that such defaults shall have each been cured within the applicable grace periods under this Lease, if any, any further similar default shall be deemed to be deliberate and Landlord thereafter may terminate this Lease on ten days written notice to Tenant, without affording Tenant an opportunity to cure such further default.

A-16.05 Landlord and Tenant hereby acknowledge and agree that Landlord or any other landlord whose property is managed by Spiegel Associates, previously may have entered, or may hereafter enter, into another lease or leases with Tenant or an "Affiliate" (as herein defined) of Tenant (any such lease being referred to as an "Other Lease"). Notwithstanding any provision in this Lease or in any Other Lease, Landlord and Tenant stipulate and agree that

any default hereunder shall likewise constitute a default by Tenant (or the Affiliate, as the case may be) under any Other Lease and that a default by Tenant (or an Affiliate of Tenant, as the case may be) under any Other Lease shall constitute a default hereunder. While there presently may be no Other Lease, Landlord and Tenant agree that it is reasonably foreseeable, and they contemplate, that in the ordinary course of their business they may hereafter enter into an Other Lease and that Landlord would not enter into this Lease (or any Other Lease) but for the agreement set forth in the preceding sentence. For purposes hereof the phrase "Affiliate" shall mean any guarantor of the obligations of Tenant hereunder ("Guarantor"), any member of the immediate family of Tenant (or the immediate family of any officer, director or shareholder of Tenant if Tenant is a corporation, or of any Guarantor), or any business entity in which Tenant (or any officer, director, or shareholder of Tenant, if Tenant is a corporation) or any Guarantor has any financial interest, direct or indirect.

A-16.06 Landlord may restrain any breach or threatened breach by Tenant of any covenant or obligation of Tenant under this Lease without the necessity of proving the inadequacy of any legal remedy of irreparable harm. The remedies of Landlord under this Lease shall be deemed cumulative and none of such remedies, whether exercised or not, shall be deemed to be to the exclusion of any other.

Article A-17. Eminent Domain

A-17.01 If the whole or substantially all of the Premises shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and the Tenant shall have no claim against Landlord for the value of any unexpired term of said lease.

In the event that more than 25%, but less than the whole or substantially the whole of the ground floor area of the Premises shall be so condemned, the Landlord and the Tenant shall each have the right to cancel and terminate this Lease, upon the giving of written notice to the other party not later than thirty (30) days after the date of vesting of title in the condemning authority, of the said party's election to terminate said Lease. Termination shall be effected as of the time that possession of the part so taken shall be required for public use, Rent shall be apportioned and adjusted as of the time of termination and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

In the event that not more than 25% of the ground floor area of the Premises shall be taken by condemnation or in the event that the Lease shall not be terminated as aforesaid, then the Term of this Lease shall continue in full force and effect and the Landlord shall repair the remaining part of the Premises, if any part thereof has been taken in such condemnation, and thereafter the Rent shall abate in the proportion which the square foot area of any part of the Premises so taken bears to the entire Premises.

In the event that any condemnation shall not affect the building in which the Premises are contained this Lease shall in no way be affected and Rent shall in no way abate.

No part of any award for any such taking by condemnation or eminent domain shall belong to the Tenant and Tenant covenants to execute such instruments of assignment as shall be necessary or reasonably required by Landlord in any condemnation or eminent domain proceedings if so requested and to turn over to Landlord any damages that may be recovered in such proceedings. Any award, however, for damages for trade fixtures installed by Tenant or anyone claiming under Tenant at its own expense and which are not part of the realty shall belong to the Tenant.

The Landlord shall have the absolute right to settle any claim in condemnation proceedings without interference from Tenant and without any obligation to Tenant, and Landlord shall have the absolute right to make a conveyance of title of the real property being taken by condemnation proceedings to the public or quasi public authority having the power of eminent domain in lieu of the condemnation proceedings and where said conveyance is made in lieu thereof, it shall have the same force and effect herein as if the condemnation proceedings had proceeded to full and final completion.

A conveyance of title in lieu of such proceedings shall not be made prior to the actual commencement of proceedings or the filing of formal notice of the taking.

Article A-18. Miscellaneous

A-18.01 Any reference in the printed portion of this Lease to the City of New York and the Administrative Code of the City of New York shall, where applicable, be deemed to refer to the ordinances, rules and regulations of the county, town and other governmental authorities with jurisdiction over the Premises.

A-18.02 If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

A-18.03 This agreement shall be governed by and construed in accordance with the laws of the State of New York.

A-18.04 Any conflict between the printed form and Riders which together constitute this Lease shall be resolved in favor of the provisions of such Riders.

A-18.05 The submission of this Lease for examination or the negotiation of the transaction described herein or the execution of this Lease by only one of the parties will not in any way constitute an offer to lease on behalf of either Landlord or Tenant, and this Lease shall not be binding on either party until duplicate originals thereof, duly executed on behalf of both parties, have been delivered to each of the parties hereto.

A-18.06 If Landlord shall make application to any bank, insurance company or other lender for a mortgage loan to be secured in part or in whole by the Building and such third party requires a certified financial statement of Tenant or other reasonable documentation of Tenant's financial condition, Tenant shall furnish the same to Landlord promptly after Landlord's request.

A-18.07 Unless the Premises shall include the Property in its entirety, Landlord reserves the right to extend or add additional floors to or otherwise alter the Building, and/or create such additional tenancies in the Building, as Landlord may from time to time determine, provided the same shall not physically reduce the Premises.

A-18.08 Neither this Lease nor any memorandum hereof shall be recorded without Landlord's prior written consent.

A-18.09 Each provision of this Lease which requires the consent or approval of Landlord shall be deemed to require the same in each instance in which such provision may be applicable. Any consent or approval by Landlord to or of any act or omission by Tenant requiring Landlord's consent or approval shall not be deemed to waive any future requirement for such consent or

approval to or of any subsequent similar act or omission. With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant shall in no event be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed consent or approval, but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

A-18.10 Tenant shall not, without Landlord's prior written consent, use, occupy, have any right to use or occupy, or otherwise have any interest in or to any space in the Building other than the Premises.

A-18.11 Tenant shall not, without Landlord's prior written consent, install or maintain, or permit any other party to install or maintain, any vending machines, pinball games, video games or any other mechanical or electronic device of any nature whatsoever, whether for the dispensing of food or other products or the provision of entertainment. Nothing in this Section A-18.11, however, shall prohibit Tenant from using mechanical or electrical equipment in its business.

A-18.12 Tenant shall not permit any trailer, truck or other vehicle to be parked, stored or otherwise present on or about the Property, except that Tenant may allow a vehicle to temporarily park on the Premises solely for the purposes of loading and unloading. Tenant shall, at its own cost and expense, maintain in good condition and repair any loading platform, truckdock and or truck maneuvering space which is used exclusively by Tenant or to which Tenant has the right of exclusive use.

A-18.13 No interruption or malfunction of any utility services for any cause whatsoever shall constitute an eviction or disturbance of Tenant's use and possession of the Premises, or a breach by Landlord of any of its obligations hereunder or render Landlord liable for any damages (including, without limitation, consequential and special damages), or entitle Tenant to be relieved from any of its obligations hereunder (including, without limitation, the obligation to pay Rent) or grant Tenant any right of set-off or recoupment. In the event of any such interruption of any such services, Landlord shall use reasonable diligence to restore such service in any circumstances in which such interruption is caused by Landlord's fault.

A-18.14 If Tenant shall at any time fail to pay the water meter charges after demand therefor by the Landlord, the Landlord shall have the right, at its election to terminate and discontinue all water service to the Building including the right to remove the water meter from the Premises. The Tenant shall bear all costs of removal of the meter and/or discontinuance of service and all costs to restore the meter and resuming service.

A-18.15 Intentionally Omitted

A-18.16 Intentionally Omitted

A-18.17 Notwithstanding any other provision of this Lease, Landlord's service of notice by way of express mail or courier service shall be deemed sufficiently rendered so long as it satisfies all other requirements contained in the notice provision of the printed portion of this Lease, and shall be deemed given at the time when the same is mailed or delivered, respectively.

A-18.18 If the Premises include a basement, Tenant shall use the same only for storage purposes.

A-18.19 Tenant must give Landlord advance notice of the

date and time when tenant plans to move in and out of the building.

A-18.20 Landlord's acceptance at its option of the check of any third party in payment of rent or of any other money obligation under this lease shall not be deemed an acceptance by Landlord of the maker or any endorser of such check as tenant hereunder or assignee of the Tenant hereunder.

A-18.21 The headings and captions of articles or paragraphs contained in this Lease and Exhibits and Riders attached hereto are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such articles or paragraphs nor in any way affect this Lease.

A-18.22 Both parties acknowledge and agree that this Lease has been freely negotiated by both parties, and that, in any dispute over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no presumption whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

A-18.23 Landlord shall have the right in its sole and absolute discretion to place a For Lease or For Rent sign in or on the Premises or the Building of which the Premises form a part at any time on or after the date that Tenant shall have vacated from the Premises or during the last six (6) months of the Term.

A-18-24 This Lease cannot be changed, supplemented, or terminated early. There are no oral agreements or understandings between the parties. Neither Landlord nor any representative of Landlord has made any oral representations, warranties or promises to the Tenant, or any representative of Tenant, of any kind, nature or description.

A-18.25 Provided that Tenant does not occupy the entire Building, Landlord reserves the right at any time to relocate Tenant to another location in the Building. Landlord shall reimburse Tenant for reasonable moving expenses incurred in connection with such relocation. Other than such moving expenses, Landlord shall have no liability whatsoever to Tenant.

Article A-19. Tenant's Representations and Warranties

A-19.01 As material inducements for Landlord entering into this Lease, Tenant hereby represents and warrants to Landlord that Tenant: PAS Health Management Companies, Inc.is a corporation duly organized and validly, existing under the laws of the State of New York and Patient Access Solutions Inc. is a corporation duly organized and validly, existing under the laws of the State of Nevada is legally qualified to do business in the State of New York the persons executing and delivering this Lease on behalf of Tenant have been lawfully and duly authorized to do so; and when so executed and delivered this Lease represents the valid, binding and legally enforceable obligations of the Tenant.

Article A-20. Locking System

A-20.01 Tenant agrees that it will not change the Key Locking System currently installed at the demised premises, however, Tenant can change the cylinder.

Article A-21.

A-21.01 Tenant shall reimburse Landlord within five (5) days of receipt of a bill from Landlord for all testing and certifications for any mechanical and electrical devices contained within the Demised Premises and/or the Building including but not limited to an RPZ (Back Flow Preventer).

Article A-22.

A-22.01 Landlord's counsel and/or managing agent may give notice on behalf of Landlord.

Article A-23

A-23.01 Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

A-23.02 Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing certification.

Article A-24

A-24.01 Tenant understands and acknowledges that the utility companies which provide utility service to the Premises charge a fee to restore service to the Premises after their service is discontinued ("Service Restoration Fee"). If Tenant shall request the discontinuance of any utility service to the Premises, then, Tenant shall provide Landlord not less than 7 business days prior written notice to Landlord of such request to afford Landlord, at its option, the opportunity to notify the utility company to not discontinue the service and instead have the service transferred to the account of Landlord. Tenant shall pay to Landlord, as Rent, within 5 days after billing therefor any Service Restoration Fee resulting from the discontinuance of service during or after the term of this Lease due to the acts or omissions or default of Tenant under this Lease, including, without limitation, the failure of Tenant to notify Landlord of its request to have such service discontinued as required by this Paragraph.

RIDER B

RENT ESCALATION

B-1.01 The Fixed Minimum Rent of Two Hundred Seventy Five Thousand and 00/Dollars ($275,000.00) per annum set forth in this lease is based on the approximate Rentable Square Footage of 12,500 square feet. This number is subject to adjustment if the Rentable Square Footage shall be increased. The Fixed Minimum Rent of $275,000.00 which is subject to adjustment, shall be increased each and every Lease year in accordance with the following schedule:

Lease Year	Recomputed Fixed Minimum Rent
2	$283,250.00
3	$291,747.50
4	$300,499.93
5	$309,514.92
6	$318,800.37
7	$328,364.38
8	$338,215.31
9	$348,361.77
10	$358,812.63
* 11	$369,577.00 *

* Lease Year 11 consists three (3) months, the amount set forth is the Annual Fix Rent for a 12 month Lease Year. The aggregate amount of the Annual Fixed rent due for the Lease Year 11 is $92,394.25.

RIDER C

Provisions Of Specific Application
131 Sunnyside Boulevard, Plainview, New York

Article C-1. Services and Utilities

C-1.01 As long as Tenant is not in default under this Lease, Landlord shall provide:

a) water in the public bathrooms for ordinary lavatory purposes; and

C-1.02 (a) Tenant shall within five (5) days of the date of execution of this Lease make application to LIPA and pay, as and when the same shall become due and payable, all charges for gas, electricity, heat, steam, hot water and other utilities supplied to the Premises. Landlord if necessary will request LIPA to take a final reading and disconnect the service to Landlord so that Tenant will be billed directly. Tenant shall pay all of the foregoing directly to the utility companies furnishing the different services, provided that if at Landlord's election any of said rents, rates or charges are billed directly to Landlord, Tenant shall pay each such amount to Landlord as Rent on demand. If the Premises do not constitute the entire Building and any such direct bills to Landlord pertain to utilities also furnished to other premises in the Building, then the amount due Landlord from Tenant for each such utility shall equal (i) Tenant's Proportionate Share of the total amount of each such bill which pertains to a utility furnished to all tenants in the Building or (ii) Tenant's pro-rata share (based on the proportion of the Rentable Square Footage of the Premises to the total rentable square footage of all premises to which such utility is furnished) of the total amount of each such bill which pertains to a utility furnished to less than all tenants in the Building.

(b) Tenant shall not apply for a separate water meter without Landlord's prior written consent. If and so long as Tenant shall not have a separate water meter, Tenant shall pay Landlord as Rent the Monthly Water Charge with each installment of Fixed Rent. If Landlord shall at any time determine that the Monthly Water Charge is insufficient to cover the bill for Tenant's water consumption, Landlord may increase the Monthly Water Charge accordingly. If the rates for water are increased by the utility company furnishing water, the Monthly Water Charge shall be increased proportionately by the same percentage as the rate was increased.

(c) Tenant, at its sole cost and expense, shall maintain all applicable utility company service lines and meters located in or on the exterior of the Premises.

C-1.03 (a) If the General Utility Cost (defined below) for any period during the Term shall exceed the General Utility Cost for the same period during the Base Utility Year (defined below), Tenant shall pay to Landlord as Rent a sum equal to its pro rata share of such increase. Landlord may bill Tenant for such increases in the General Utility Cost with such frequency as Landlord may from time to time determine, but not more than once a month. Landlord may bill Tenant for such increases which may occur during any lease year as an entirety, even though Landlord may have previously billed Tenant for a period or periods during such lease year, provided that any amounts previously paid by Tenant for any such period(s) shall be applied against the amount of any such annual bill. Tenant shall pay all bills for increases in the General Utility Cost upon demand.

(b) For the purposes of this Section, the term "General Utility Cost" shall mean the total cost of utilities incurred by

Landlord in connection with the operation of the Building, including, without limitation, if applicable, oil, gas and electric charges and supervisory fees for the Building's sprinkler system. The term "Base Utility Year" shall mean the calendar year immediately preceding the calendar year in which the Lease commences.

C-1.04 Landlord shall have no liability to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises or the Building by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable solely to Landlord.

C-1.05 Landlord, at its own expense, shall make the initial installation in the ceiling of lighting fixtures and tubes or lamps, as the case may be. All replacements of tubes, bulbs, lamps and ballasts, and all replacements of fixtures caused by any act or omission of Tenant, shall be made by Tenant at its own expense and shall become the property of Landlord. Tenant shall not install any electrical or telephone equipment of any nature on any demising wall between the Premises and other premises in the Building.

Article C-2. Parking Facilities

C-2.01 There are three parking areas available for use by the tenants in the Building and their invitees. Two parking areas are immediately adjacent to the Building on the east side of the Building and on the south side of the Building (collectively, "Company Vehicle Lot") and the other parking area is on the west side of the Building immediately adjacent Sunnyside Boulevard.

Tenant shall cause all of its principals, officers and employees to park Tenant's and their vehicles (collectively, the "Company Vehicles") solely in the Company Vehicle Lot. Each and every violation of this clause shall be deemed a breach of a substantial obligation of Tenant, and, without limiting Landlord's other remedies therefor, Tenant shall pay per diem as Rent the Daily Late Charge for each motor vehicle parked in violation of this provision. Tenant shall, within thirty days after the date of this Lease, furnish Landlord with the automobile registrations (year, make and license plate) of all principals, employees and agents of Tenant who either are employed at or frequently visit the Premises.

C-2.02 Landlord reserves the rights, at any time and from time to time, to (a) change the size, location, elevation and or nature of the Building's parking facilities, or the parking area designated as the Company Vehicle Lot for Tenant, (b) close all or any part of the Building's parking facilities as may be necessary, in Landlord's sole judgment, to prevent a dedication thereof and/or the accrual of any rights therein of any person or the public, (c) close temporarily all or any part of the Building's parking facilities to discourage unauthorized use thereof, (d) limit access to the Company Vehicle Lot by any device, including, without limitation, special keys or cards (for which Landlord may require a $50.00 deposit for each key or card issued to Tenant, such deposit to be returned to Tenant at the expiration of the Lease upon Tenant's return to Landlord of said key or card); (e) establish and modify and enforce reasonable rules and regulations with respect to the use of the Building's parking facilities, and Tenant shall cause all of its principals, employees, agents, invitees and licensees to comply with the same; and/or; (f) transfer, in whole or in part, any of the foregoing rights to any party as Landlord may, from time to time, determine.

C-2.03 Landlord shall have the right to place stickers on or have towed away any Company Vehicles which are parked in areas other than the Company Vehicle Lot or which otherwise are not in

compliance with any rules and regulations of Landlord with respect to the Building's parking facilities. In the event of repeated occurrences of the above, Landlord may terminate this Lease in the manner herein elsewhere provided. Landlord shall have no liability whatsoever for towing or stickering Company Vehicles as aforesaid, and Landlord shall use reasonable efforts to notify Tenant of the first occurrence (only) of the same before taking any such action.

C-2.04 Tenant represents that it shall have no more than 63 persons (including, without limitation, principals, officers and employees) engaged at the Premises. If the number of persons engaged at the Premises shall at any time exceed said amount, Tenant shall pay as Rent an amount equal to $50.00 per month for each additional person. The parties acknowledge that this charge is intended to compensate Landlord for the additional burden placed upon the plumbing, sanitary and public parking facilities and public areas of the Building and the additional maintenance and cleaning thereof which will be required by reason of such additional burden.

Further, neither the foregoing charge nor Landlord's collection thereof shall be deemed to grant Tenant any rights to have more than the above-stated number of persons engaged at the Premises.

C-2.05 Landlord reserves the right in its sole discretion to designate reserved spaces for Tenant or any other tenant in the Building.

Article C-3. Use

C-3.01 Tenant shall not use or permit the use of the Premises for the conduct of an employment agency, travel agency, OTB office or other gambling, illicit, pornographic or immoral operation. Nor shall Tenant use or permit the use of the Premises in any manner which in Landlord's opinion would (a) impair the character, reputation or appearance of the Building, (b) impair or interfere with any of the services provided in the Building or the proper functioning of the plumbing, electrical or sanitary facilities and utilities furnished in the Building, (c) create additional burden on the parking facilities of the Building or (d) impair or interfere with the use of any areas of the Building (excluding the Premises) by, or cause any inconvenience or annoyance to, any other tenants in the Building. This paragraph is solely restrictive in nature and shall in no way grant Tenant any rights to use the Premises in any manner other than as is specifically provided for in this Lease.

C-3.02 Tenant shall not cause or permit any individual(s) to enter upon the roof of the Building at any time for any purpose whatsoever without Landlord's prior written consent.

C-3.03 Tenant shall not consume water in the bathrooms of the Building in excess of normal lavatory use or otherwise abuse the Building's bathroom facilities.

Article C-4. Signage; Building Directory

C-4.01 Tenant shall not place or permit to be placed any sign, plaque, lettering or other article(s) of any nature in, on or about the Building, including, without limitation, its public corridors, the doors to the Premises and corridor walls and ceilings, without Landlord's prior written consent.

C-4.02 If there exists a building directory in the lobby of the Building, at Tenant's request Landlord shall furnish a listing totaling no more than one (1) line. Such directory is under the sole control of Landlord, and Tenant shall not change, modify, insert any material in or on or otherwise interfere with said

directory in any manner whatsoever.

Article C-5. Miscellaneous

C-5.01 The Rentable Square Footage of the Premises consists of the usable square footage of the Premises, plus a loss factor as determined by Landlord representing Tenant's allocable share of the Building's common areas. The usable square footage of the Premises has been computed by measuring at floor level from the outside exterior walls, the outside (common area side) of demising walls between the Premises and common corridors and areas, and the midpoint of demising walls between the Premises and other premises in the Building. After substantial completion of the Demised Premises, Landlord reserves the right to re-measure the Demised Premises at any time thereafter in accordance with the standards set forth above and adjust the Minimum Rent and Tenant's Proportionate Share in accordance therewith. Such adjustment to the self operative, provided however, Landlord and Tenant shall execute an agreement in confirmation of such re-measurement upon request by Landlord. Rent shall be adjusted based upon such re-measurement and any underpayment of Rent will be due within ten (10) days of billing therefore. Any over payment will be applied to the Minimum Rent due after such re-measurement.

C-5.02 If Tenant penetrates or otherwise performs work on the roof without landlord's prior written consent, with respect to which the Landlord has any maintenance, replacement or other obligations, then in such event, any such obligations of Landlord will immediately cease.

C-5.03 Tenant shall pay as Rent on demand Tenant's Proportionate Share of the cost of the supervisory service for the Building's sprinkler system, if any and shall make all necessary repairs thereto.

C-5.04 Neither Tenant nor any of its employees, agents, contractors, and/or invitees may smoke or carry lighted cigars or cigarettes anywhere in the Demised Premises or in any of the common areas of the Building and any violation of same shall constitute a material default of this Lease.

C-5.05 The Tenant shall maintain its premises clean and free of vermin of any kind and nature and maintain an adequate extermination program and submit proof thereof to the Landlord on demand. In the event of the failure of Tenant to perform any of the foregoing, the same shall constitute a material default under the terms of the lease.

C-5.06 Landlord agrees to comply with any order or direction of the United States Environmental Protection Agency, the New York State Department of Environmental Protection, the Nassau County Department of Health, or any other agency having appropriate jurisdiction over the premises (the "Agency") which requires the removal of any contamination or remediation of any contaminating condition at the Premises caused by a release, discharge or dispersal of hazardous wastes or hazardous substances from or at the Premises which occurred prior to the effective date of this Lease (hereinafter a "Covered Response") at its sole cost and expense and to defend and indemnify the Tenant from any claims by or proceedings instituted by any such agency to compel Tenant to perform a Covered Response. Landlord shall, however have the right, at its sole discretion, to institute or defend any appropriate action or proceeding relating to its obligation to perform any Covered Response and shall not be obligated to Tenant under the terms of this paragraph of this Lease unless and until there has been a final order entered in any such proceeding. For the purposes of this paragraph, the terms "hazardous wastes" and "hazardous substances" shall have the same meaning as that set forth in the Comprehensive Environmental Response Compensation and

Liability Act of 1980. Notwithstanding anything to the contrary contained anywhere in this Lease, Tenant hereby grants Landlord the right to enter upon the premises to conduct any and all soil, groundwater and other testing which the Landlord, in its sole discretion, deems necessary and appropriate for the purposes of effectuating this paragraph.

C-5.07 (a) The term Covered Response above shall include certain environmental conditions which may affect the Property. These conditions are being investigated and remediated by the prior owner of the Property under an administrative order on consent among the Department of Environmental Conservation, the prior owner and Landlord.

(b) NOTIFICATION OF TEST RESULTS. The Property has been tested for contamination of indoor air: Test results and additional information are available on request. Fact sheets prepared by the NYS Department of Health concerning TCE, the substance that has been detected in portions of the subslab air or soil of the Property are attached to this lease in Appendix A and test results are available on request. For the protection of the building and its occupants, the Landlord has addressed any potentially unacceptable risks that may be posed by this situation by installing a sub-slab soil vapor extraction mitigation system in the source area which is being continuously operated and monitored, and by conducting such work under New York State Department of Environmental Conservation supervision.

THERE IS NO RIDER D FOR THIS LEASE

RIDER E

LANDLORD'S WORK CRITERIA

PAS HEALTH MANAGEMENT COMPANIES NY, INC.
AND PATIENT ACCESS SOLUTIONS INC.
131 SUNNYSIDE BLVD., PLAINVIEW, NEW YORK

AUGUST 12, 2016

E-1.01 Landlord shall, at its sole cost and expense, perform the work described as "Landlord's Work" in this Rider E, Paragraph I with respect to the Demised Premises and the building in which the Demised Premises are to be located in such manner as to comply with the description thereof and design criteria therefore set forth in this Rider E. Landlord's Work shall be deemed substantially completed notwithstanding the fact that (1) minor or insubstantial details of Landlord's Work, mechanical adjustment or decoration remain to be performed or (2) portions of Landlord's Work have not been completed because under good construction scheduling practice such work should be done after still incomplete finishing or other work to be done by or on behalf of Tenant is completed.

E-1.02 Tenant acknowledges and agrees to accept the Demised Premises in its "as is" condition in all respects as of the date hereof, except for Landlord's Work. Landlord's Work shall mean and be strictly limited to the construction as indicated on the plan(s) (Exhibit "A") and as described in this Work Criteria. Landlord's Work Criteria does not imply any ongoing responsibility for repairs and maintenance, such conditions and terms being set forth in the body of this Lease. In the event of a discrepancy between the plan(s) and this Work Criteria, the Work Criteria shall take precedence.

E-1.03 Landlord's Work- Landlord shall perform the following work at Landlord's sole cost and expense.

1. Demolish wall and ceilings if required to enlarge existing Reception Area and at new Hallway Area shown on Exhibit "A".

2. Furnish and install (F/I) ceiling high drywall partitions comprising of 2½" metal studs spaced 24" o/c with 5/8" Type "X" sheetrock, both sides taped and spackled and ready for paint finish at enlarged Reception Area and New Hallway shown on Exhibit "A".

3. Repair/modify existing Acoustical ceiling if required at enlarged Reception Area and New Hallway shown on Exhibit "A".

4. F/I one (1) new single Building Standard exterior glass metal storefront type door with Building Standard hardware at end of new Hallway shown on Exhibit "A". This door shall match the existing exterior doors as close as possible in finish.

5. F/I two (2) new building Standard paint/clear-poly grade solid core wood doors with HM frames and Building Standard hardware at areas shown on Exhibit "A".

6. F/I Building Standard water and drain lines to six (6) Exam Rooms shown on Exhibit "A".

7. Install only, sinks, faucets, drains, and cabinets supplied by Tenant, at the six (6) Exam Rooms shown on Exhibit "A".

8. Existing light fixtures, outlets and switches are to remain and be in working order at the time of delivery.

9. Relocate existing fire sprinklers and; fire and smoke alarms as necessary to satisfy new office arrangement as per code.

10. Patch carpeting if required at enlarged Reception Area and at new Hallway Area shown on Exhibit "A".

11. F/I Building Standard VCT Flooring at new Hallway shown on Exhibit "A". The finish color selection for this VCT shall be by Tenant from samples provided by Landlord. Limit one (1) color.

12. F/I Building Standard paint finish on NEW walls, doors and frames ONLY as shown on Exhibit "A". Wall finish color selection shall be by Tenant from samples provided by Landlord. Limit one (1) color to a wall. Doors to receive clear poly finish; frames to receive semi-gloss finish; walls to receive eggshell finish.

13. All furniture, furnishings and office equipment shall be furnished and installed by Tenant at Tenant's sole cost and expense.

E-1.04 Landlord represents that roof is free from leaks and that all mechanical, electrical, plumbing systems serving the Demised Premises are in working order at the time of Delivery of Possession of the Demised Premises to the Tenant.

E-1.05 Demised Premises are to be delivered to Tenant in broom clean condition and all debris remove from the premises.

E-1.06 Any additional work that Tenant authorizes the Landlord to perform will be at the sole cost and expense of the Tenant. Tenant will execute a Work Authorization Form prepared by Landlord and issue a check for the full amount of the cost of such work prior to Landlord performing any such additional work.

131 SUNNYSIDE BLVD.
PLAINVIEW, NY
SUITE 131

"PAS HEALTH MGMT. CO. INC."

LEGEND
AREAS OF WORK



REMOVE EXISTING O.H. DOOR AND INFILL OPENING WITH 8" MASONRY BLOCK TO MATCH THE EXISTING SURROUNDING WALL
EXECUTIVE LOUNGE
ELEVATION @ STAFF
EXISTING ADA BATH
EXISTING ADA BATH
SIX (6) EXAM ROOMS
EXPAND RECEPTION AREA. WORK TBD.
RECEPT.
HALL
NEW EXTERIOR DOOR (1)
NEW HALLWAY
NEW DOORS (2)
NOTE: THIS IS A "GENERAL" ARRANGEMENT DWG. AND EXISTING CONDITIONS MAY DIFFER SLIGHTLY.

2 GROUND FLOOR
1/8" = 1'-0"

EXHIBIT A

NTS

AUGUST 12, 2016

GUARANTY OF LEASE

This Guaranty is made as of August 24, 2016 by Muneer Imam Social Security No. 458-17-8117) as guarantor ("Guarantor") having an address at 15 Elizabeth Place, Center Moriches, New York 11934 to 131 Sunnyside LLC ("Landlord") having offices at 375 North Broadway, Jericho, New York 11753.

Simultaneously herewith PAS Health Management Companies of NY Inc. and Patient Access Solutions Inc.("Tenant") has entered into a Lease (as the same may be amended from time to time, the "Lease") dated August 24, 2016, with the Landlord covering the premises ("Premises") known as Suite 100, 131 Sunnyside Boulevard, Plainview, New York.

As a material inducement to the Landlord to enter into the Lease with the Tenant and in consideration for the Landlord doing so, the Guarantor is willing to Guaranty performance under the Lease as provided below.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by Guarantor:

The undersigned Guarantor hereby guaranties, personally, unconditionally and absolutely, to Landlord (without requiring any notice of nonpayment, nonkeeping, nonperformance or nonobservance or proof of notice or demand whereby to charge Guarantor, all which Guarantor hereby expressly waives), the full and faithful, performance and observance of all the obligations of the Lease provided to be kept, performed and observed by Tenant (expressly including, without being limited to, the payment as and when due of the Rent, additional Rent, charges and damages payable by Tenant under the Lease) and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants, agreements, terms, provisions or conditions.

Notwithstanding anything in the foregoing to the contrary, provided that the Surrender Date (as such term is hereinafter defined) shall occur and Guarantor shall have delivered to Landlord by certified mail return receipt requested not less than ninety days prior written notice of the Surrender Date, (the time and manner of such notice shall be of the essence), Guarantor's liability hereunder shall be limited to: (1) the performance of those obligations and the payment of such Rent, additional Rent, and other charges as accrued under the Lease up to and including the date (the "Surrender Date") upon which Tenant shall have: (a) vacated (and caused all subtenants, assignees and other parties claiming through or under Tenant to have vacated) the Premises and surrendered the same in the condition required pursuant to the Lease, and fulfilled all of Tenant's obligations under the Lease (including the payment of Rent, additional Rent, and other charges), and (b) delivered all keys to the Premises to Landlord, and (c) executed and delivered to Landlord a valid, legally binding and fully enforceable acknowledgment in the form annexed hereto as Exhibit A, with such changes as Landlord may reasonably require to ensure that such acknowledgement is valid, legally binding and fully enforceable (subparagraphs 1(a)-(c) above shall hereinafter be called the "Release Requirements"); plus (2) an amount equal to the sum of: (x) all costs and expenses incurred by Landlord, including, without limitation, reasonable attorneys' fees and expenses, in connection with enforcing this Guaranty, plus (y) all costs and expenses (hereinafter called "Enforcement Costs") incurred by Landlord, including, without limitation, reasonable attorneys' fees and expenses, in connection with enforcing the terms and provisions of the Lease or exercising any remedy permitted thereunder or at law or in equity as against Tenant plus (Z) if the Surrender Date shall occur prior to the last day of the first Lease Year of the Lease, all Rent, additional Rent and other charges due under and pursuant to the Lease from the Surrender Date to and including the last day of the fifteenth month of the Term.

Notwithstanding anything to the contrary contained herein the Tenant remains liable for all of the terms, covenants and conditions of the Lease after the Surrender Date and through the expiration date of the Lease as set forth in the Lease and Guarantor guarantees to Landlord that the Tenant shall fully fixture and stock the Premises, open for business and remain open for business for at least one (1) year following the Rent Commencement Date (as defined in the Lease).

This Guaranty shall not be terminated, modified, affected or impaired by reason of any extension, modification, or amendment or assignment of the Lease for any reason or purpose or subleasing of the Premises. This Guaranty is an absolute, unconditional, irrevocable and continuing guaranty of payment and performance. The liability of Guarantor hereunder is co-extensive with that of Tenant and action may be brought against Guarantor without making Tenant a party thereto. The liability of the Guarantor hereunder shall not be impaired, released, terminated or discharged by the release of Tenant or any other party under the Lease or any invalidity of the Lease.

If more than one person signs this Guaranty as Guarantor, the liability of such Guarantors shall be joint and several. Consent to jurisdiction/choice of law under this agreement shall be governed by and construed in accordance with the laws of the State of New York. This Guaranty is binding upon the Guarantor, and his heirs, successors and assigns. This Guaranty shall be for the benefit of the Landlord and its successors and assigns.

For the purposes of this Guaranty, use of a facsimile, email or other electronic medium shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor on the date first set forth above.

Muneer Imam

EXHIBIT A TO GUARANTY

(Tenant's Letterhead")

(Insert Date)

BY HAND AND VIA
CERTIFIED MAIL - Return Receipt Requested

131 Sunnyside LLC
375 North Broadway
Jericho, New York 11753

Re: Lease date as of August 24th, 2016 between 131 Sunnyside LLC ("Landlord") and PAS Health Management Companies of NY Inc. and Patient Access Solutions Inc.(" ("Tenant") for New York(the "Premises")

Dear Sir or Madam:

Tenant hereby acknowledges and agrees that: (I) Tenant no longer has any right whatsoever to use or occupy the Premises and Landlord, without incurring any obligation to do so, may use the Premises or lease them to others, and (ii) the giving of this document to Landlord does not affect or diminish any liability of Tenant to Landlord or any rights that Landlord may have against Tenant under the Lease. The individual executing this document on behalf of Tenant hereby personally warrants and represents that this document has been duly authorized, executed and delivered to landlord by Tenant and constitutes a legal, valid, binding and enforceable obligation of Tenant.

Very truly yours,

Form Only Do Not Sign

By:____________________
Name:
Title:

STATE OF NEW YORK)
) ss.:
COUNTY OF)

On the day of in the year 20__, before, me the undersigned, a Notary Public, in and for said state, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity (ies) and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public